YIT
YIT - More life in sustainable cities
Esa Neuvonen CFO

Contents
1 Strategy and merger update

2 Housing Finland and CEE
3 Housing Russia

4 Business Premises and Infrastructure
5 Looking ahead and conclusions

YIT |2|  YIT

1 Strategy and merger update

Balanced business portfolio


41%
of revenue
in 2016


15%
of revenue
in 2016


44%
of revenue
in 2016

	HOUSING FINLAND AND CEE	HOUSING RUSSIA	BUSINESS PREMISES AND INFRASTRUCTURE
BUSINESS OPERATIONS	We construct and develop apartments and entire residential areas.	We construct and develop apartments and entire residential areas, and we operate in service and maintenance businesses.	We build offices, shopping centres, care facilities, roads, bridges, rail and metro stations, harbours and more. We also operate in the area of road and street maintenance.
OPERATING COUNTRIES	Finland, Estonia, Latvia, Lithuania, the Czech Republic, Slovakia, Poland	**Seven regions in Russia:** Rostov-on-Don, Yekaterinburg, Kazan, Moscow, Moscow region, St. Petersburg, Tyumen	**Business premises:** Finland, Estonia, Latvia, Lithuania, Slovakia **Infra:** Finland
CUSTOMERS	Households, private and institutional investors	Primarily households	Businesses, the public sector and institutional investors
MAIN COMPETITORS	Lemminkäinen, SRV, Skanska, Bonava, Lehto Group, Lapti, Merko Ehitus, local players in different countries	PIK, LSR, Etalon, SU-155, Lemminkäinen, local players in different cities	Lemminkäinen, SRV, Skanska, NCC, Merko Ehitus, Destia, Kreate, Peab, Consti, Lehto etc.

YIT | 4 |

A real estate developer and construction company with
positive market outlook Revenue by segment*, EUR 1.8 bn 41%
Housing Finland and CEE 15% Housing Russia 44% Business
Premises and Infrastructure Adjusted operating profit by
segment, EUR 80 million [VALUE] Housing Finland and CEE -2.3
Housing Russia 38.1 Business Premises and Infrastructure
Revenue by geographical area 74% Finland 15% Russia 11% CEE

2016 figures based on segment reporting (POC) *%-shares
excluding other items Finland Estonia Latvia Lithuania
Poland Czech Republic Slovakia St. Petersburg Moscow and
Moscow region Rostov-on-Don Kazan Yekaterinburg Tyumen

YIT |5| YIT

Renewed strategy for 2017-2019 More life in sustainable
cities INNOVATOR FOR LIVING in Housing ANNUAL GROWTH 5-10%
Solutions for urban living e.g. affordable apartments Living services Urban development Renovation services Performance
leap Higher value-add for customers e.g. hybrids, big infra, alliances GROWTH INNOVATIVE PARTNER in Business Premises and
Infrastructure

YIT |6|  YIT

YIT's and Lemminkainen's recent years in brief
Partial demerger Focus on cash flow and strengthening
balance sheet Improving profitability Seeking growth
Speeding up growth

Turnaround Focus on stronger balance sheet and operational
efficiency Seeking growth Target to become together a
leading urban developer in Northern Europe 2013 2014 2017

YIT |7| Lemminkainen YIT

YIT and Lemminkainen to combine Deal rationale
1 Strong platform for growth Target to become a leader in
urban development More balanced business portfolio (Infra,
Housing, Business Premises, Partnership Properties) Wider
geographical presence in several economic regions 2
Synergies and improved competitiveness Good references and
wide pool of professional people Potential for profitability improvement Wider opportunities for specialization and scale

3 Improved financial position and reduced risk profile
Counter cyclicality of businesses and geographies Lower
financing costs Lower dependency on investment demand 4
Enhanced investment case Significant market value, good
liquidity of the share Balanced and improved risk profile
Growing dividend expectation

YIT |8|  Lemminkainen  YIT

Combined portfolio 2016
Geographic revenue split, 2016* (EURm)
YIT Business premises, Housing and Infra: 1,316 Housing: 269
Business premises and Housing: 199 Lemminkainen
Infrastructure construction and Paving: 552 Building
construction incl. housing: 581 Infrastructure construction
and Paving: 377 Paving and Building construction: 55
Infrastructure construction and Paving: 117 Illustrative
combined revenue splits 2016* Geographic split* Baltics, CEE and others Russia Finland Scandinavia Operational split*
Paving and maintenance Housing Infra projects Business
premises Business logic split* Own based Contracting-based
Real estate devlopment Residential devlopment New
contracting Maintenance, renovation and paving

* Preliminary combined high level illustrative estimates for the geographical, operational and business logic splits
reflect the external and internal reporting of YIT and
Lemminkainen prepared under both POC and IFRS principles for the year 2016. Illustrative high level estimates of splits
presented are based on a hypothetical situation and are not
intended to project the revenue split of the Combined entity in the future. The illustrative information should not be
viewed as pro forma information.

YIT |9| Lemminkainen YIT

Synergy potential
Description
Short-term synergies One top management Combined premises
and external facility services IT expenses Insurances, audit costs and other savings from being one listed entity
Operational synergies Skillful pool of professionals
ensuring future growth and sustainable urban development
Unified operations and functions in overlapping areas New
opportunities within the broadened international
organization Best practices from both sides, harmonized
processes and tools Scalable solutions in digitalization
Higher volume of international sourcing Full EBIT
improvement potential per annum EUR 40 million

YIT |10| Lemminkainen YIT

Preliminary financial targets
Long-term financial target ROCE Dividend per share Equity
ratio Cash flow Target level >12 % Growing annually >40%
Positive after
dividend payout To be specified, when merger
is completed and management team starts operation Helsinki
Central Library Helsinki, Finland

YIT |11| Lemminkainen YIT

The merger of YIT and Lemminkainen Next steps in the merger
process INTEGRATION PLANNING Starting from June 19
IMPLEMENTATION OF INTEGRATION

25.8. Prospectus 12.9. EGM's of both companies Most probably
January 1, 2018 Spring 2018 AGM Competition authority
process The Board of Directors elected in the EGM The Board
of Directors elected in the AGM

Day 1 readiness, organisational structure, management model, synergy evaluation ... Structural changes, targets,
management, follow-up, culture, synergies, ...
YIT |12| YIT

2 Housing Finland and CEE
Koti Hyacint Prague, the Czech Republic

Housing Finland and CEE
Operating environment in Finland in Q3
Consumer confidence was on a record high level Residential
investors were more selective, demand focused on capital
region, Turku and Tampere Consumer demand was on a good
level, no signs of overheating, supply on a high level
Demand for larger apartments continued to improve in
addition to the good demand for affordable apartments
Mortgage interest rates stayed on a low level and margins
continued to decrease The volume of new housing loans
increased

Consumer confidence 30 25 20 15 10 5 0 -5 2013 2014 2015
2016 2017 Consumer confidence Long-term average Prices of
old apartments (index 2010=100) 120 115 110 105 100 95 2013
2014 2015 2016 2017 Finland Capital region Rest of Finalnd
New drawdowns of mortgages and average interest rate (EUR
million, %) 2,000 1,800 1,600 1,400 1,200 1,000 800 600 400
200 0 2013 2014 2015 2016 2017 5.0 4.0 3.0 2.0 1.0 0.0 New
drawdowns of mortgages, left axis Average interest rate of
new loans, right axis Sources: Statistics Finland and Bank
of Finland
YIT |14| YIT

Market update: Finland
High construction volumes compensating quiet years in the
past Sales are proceeding well, clear change in mix from
investors to consumers Good development in growth areas in
Finland Urbanisation trend favors blocks of flats
500,000-600,000 people to move from countryside to cities by
2030

Change in YIT's sales mix (pcs) Consumer sales 1,567 1,890
1,893 1,869 1,555 1,315 1,251 1,596 2,063 Investor sales
3,502 2,432 2,765 2,757 2,779 2,515 3,192 2,730 3,040 Share
of consumer sales 45% 78% 68% 68% 56% 52% 39% 58% 68% 2009
2010 2011 2012 2013 2014 2015 2016 Rolling 12 ... Housing
start-ups in Finland in general (pcs) Block of flats and
terraced houses 11,696 16,773 19,966 20,282 23,148 21,561
17,547 17,363 19,757 18,879 18,293 19,040 16,696 11,867
14,182 21,141 21,361 20,123 19,689 18,384 25,255 29,758
35,100 31,600 Single family houses and other 6,641 7,533
10,377 11,662 13,020 12,626 11,019 11,767 14,165 15,593
16,907 16,542 15,355 11,510 9,298 12,511 11,605 9,834 8,128
6,719 6,459 6,791 7,900 8,400 Long term average (1995-2018e)
31,326 18,337 24,306 30,343 31,944 36,168 34,187 28,566 29,
130 33,922 34,472 35,200 35,582 32,051 23,377 23,480 33,652
32,966 29,957 27,817 25,103 31,714 36,549 43,000 40,000
Source: Statistic Finland 1995-2016, Confederation of
Finnish Construction Industries RT 2017e-2018e
YIT |15| YIT

Urbanisation is supporting growth
Population growth continues in growth centres despite the
overall slowing trend in

Finnish population growth Population development in HMA
1,400,000 1,300,000 1,200,000 1,100,000 1,000,000 900,000
800,000 1987 1991 1995 1999 2003 2007 2011 2015 Helsinki
Metropolitan Area Population development forecast until 2040 in HMA 1,400,000 1,300,000 1,200,000 1,100,000 1,000,000
900,000 800,000 2016 2019 2022 2025 2028 2031 2034 2037 2040
20% growth during 2016-2040 Helsinki Metropolitan Area
Population development in other growth centres 290,000
240,000 190,000 140,000 90,000 1987 1991 1995 1999 2003 2007
2011 2015 Jyvaskyla Kuopio Oulu Tampere Turku Demographic
growth trend until 2040 290,000 240,000 190,000 140,000
90,000 2016 2019 2022 2025 2028 2031 2034 2037 2040
Jyvaskyla Kuopio Oulu Tampere Turku Source:
KTI YIT |16| YIT

Housing Finland and CEE
Sales and start-ups in Finland in Q3
Sold apartments (units)
2016: 2,730 1-9/2017: 2,182
612 705 555 858 826 789 567
298 332 264 240 317 328 92
314 373 291 618 509 461 475
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2016 2017
To consumers To investors (funds)
Apartment start-ups (units)
2016: 2,877 1-9/2017: 2,451
817 657 819 584 790 1081 580
262 277 185 168 213 305 28
555 380 634 416 577 776 552
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2016 2017
To consumers To investors (funds)
Consumer sales increased by 63%
Share of units sold to consumers record-high: 84% (Q3/2016:
52%) 64 apartments sold in bundles to investors (Q3/2016: 80 units) In October, estimated sales to consumers are around
160 units (10/2016: around 200 units)
YIT |17| YIT

Housing Finland and CEE
Operating environment in the CEE countries in Q3
Residential demand was on a good level in Estonia,
Lithuania, Slovakia and the Czech Republic Prices of new
apartments increased slightly on average Shortage of
resources caused cost pressure especially in the Czech
Republic and Slovakia Interest rates of mortgages remained
on a low level

Consumers' access to financing remained good
Consumer confidence
-40 -35 -30 -25 -20 -15 -10 -5 0 5 10
2013 2014 2015 2016 2017
House price index, new dwellings (2010=100)
80 100 120 140 160 180 200 220
2013 2014 2015 2016 2017
Average interest rate of mortgages (%)
0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0
2013 2014 2015 2016 2017
Estonia Latvia Lithuania The Czech Republic Slovakia Poland
Sources: European Commission, Eurostat and National
Central Banks
YIT |18| YIT

Housing Finland and CEE
Sales and start-ups in the CEE countries in Q3
Sold apartments (units)
2016: 1,197 1-9/2017: 1,070
2016 Consumer sales 320 250 216
2017 Co-operative or housing fund 240 106 246
201 235 201 560 356 252 462
Q1 Q2 Q3 Q4 Q1 Q2 Q3
Apartment start-ups (units)
2016: 1,300 1-9/2017:  1,181
2016 Consumer start-ups 119 183
2017 Co-operative or housing fund 90 246
316 489 286 209 402 350 429
Q1 Q2 Q3 Q4 Q1 Q2 Q3
Number of units sold to consumers grew by 7% y-o-y
Number of start-ups increased by 50%
Two apartment building projects with total of 246 units was
sold to YCE Housing I fund In October, estimated sales to
consumers are around 100 units (10/2016: around 100 units)
YIT |19| YIT

Housing Finland and CEE
Revenue, adjusted operating profit and ROCE in Q3
Revenue increased by 10% y-o-y due to good sales especially
in CEE Operating profit and profitability improved due to
strong consumer sales

ROCE continued to improve and was almost 18%
Revenue (EUR million)
2016: EUR 728 million 1-9/2017: EUR 629 million
10%
166 185 167 210 245 200 184
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2016 2017
Adjusted operating profit and adjusted operating profit
margin (EUR million, %)

2016: EUR 59.9 million, 8.2% 1-9/2017: EUR 56.6 million,
9.0% 36%
12.9 15.8 12.9 18.4 19.4 19.8 17.5
7.7% 8.5% 7.7% 8.7% 7.9% 9.9% 9.5%
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2016 2017
Adjusted operating profit
Adjusted operating profit margin
Return on capital employed1
(EUR million, %)
432.0 453.5 397.3 393.9 417.7
12.3% 13.4% 15.8% 16.9% 17.7%
54.8 59.9 66.4 70.4 75.0
9/20/2016 12/2016 3/2017 6/2017 9/2017
Capital employed
Operating profit, 12 month rolling
Return on capital employed
All figures according to segment reporting (POC).
1As of the beginning of 2017, in order to clarify its
financial figures terminology, YIT starts to use the terms
Capital Employed and Return on Capital Employed (ROCE) for
segment reporting instead of previously used Operative
Invested Capital and Return on Operative Invested Capital
(ROI). The formulas for these financial figures remain
untouched.
YIT |20| YIT

3 Housing Russia
Lytkarino residential project
Moscow region, Russia

Housing Russia
Operating environment in Q3
Consumers continued to be cautious despite of slight
improvement of the Russian economy Consumer purchase power
still on a low level Consumer demand for housing improved in
Moscow region and stayed on a low level in other cities
Residential prices remained stable on average, supply still
on a high level Mortgage interest rates for new apartments
continued to decrease and are below the level of 10% The key rate cuts further increased expectations of a decrease in
interest rates

EUR/RUB exchange rate
35 45 55 65 75 85 95
2013 2014 2015 2016 2017
Prices of new apartments (index 2012=100)
90 95 100 105 110 115 120 125 130 135
2013 2014 2015 2016 2017
Moscow Yekaterinburg Rostov-on-Don Kazan St. Petersburg
Mortgage stock and average interest rate (RUB billion, %)
0 1,000 2,000 3,000 4,000 5,000 6,000
0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 16.0
2013 2014 2015 2016 2017
Mortgage stock, left axis
Average interest rate of new loans, right axis
Sources: Bloomberg, YIT and Central Bank of Russia
YIT |22| YIT

Housing Russia
Sales and start-ups in Q3
Sold apartments (units) and share of sales financed with a
mortgage (%)

2016: 3,523 (51%) 1-9/2017: 1,942 (52%)
892 826 880 925 546 584 812
54% 50% 52% 49% 52% 56% 48%
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2016 2017
Sold apartments Financed with mortgages, %
Apartment start-ups (units)
2016: 2,782 1-9/2017: 1,992
782 389 486 1,125 741 490 761
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2016 2017
Number of sold units decreased by 8% y-o-y
No changes in price lists
Sales increased by 39% from Q2, growth especially in economy segment Start-ups were increased in order to maintain the
critical construction volume, target to release capital
remains Share of sales financed with mortgages decreased to
48% In October, consumer sales estimated to be around 250
units (10/2016: over 300 units)
YIT |23| YIT

Housing Russia

Revenue, adjusted operating profit and ROCE in Q3

- Revenue decreased by 34% at comparable FX due to weak sales in St. Petersburg leading to lower average sales price
- Operating profit was positive in Q3 due to improved gross margins
- ROCE is still weak, however improved due to exclusion of write-down booked in Q3/2016 from rolling 12 months operating profit

Revenue (EUR million)

2016: EUR 268 million | 1–9/2017: EUR 173 million



-32%
49
59
76
84
58
63
52
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2016
2017

Adjusted operating profit and adjusted operating profit margin (EUR million, %)[1]

2016: EUR -2.3 million, -0.9% | 1–9/2017: EUR 0.2 million, 0.1%



-10%
-3.1
-2.7
0.7
2.8
-1.8
1.3
0.6
3.3%
0.9%
-3.1%
1.2%
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2016
2017
Adjusted operating profit
Adjusted operating profit margin

Return on capital employed[2] (EUR million, %)



362.8
405.1
430.9
398.7
416.2
-8.4%
-7.6%
-6.9%
-6.1%
0.8%
28.0
24.0
3.0
9/2016 12/2016 3/2017 6/2017 9/2017
Capital employed
Operating profit, 12 month rolling
Return on capital employed

All figures according to segment reporting (POC).
[1]EUR 27 million cost booked in Q3/2017 result from Housing Russia
[2]As of the beginning of 2017, in order to clarify its financial figures terminology, YIT starts to use the terms Capital Employed and Return on Capital Employed (ROCE) for segment reporting instead of previously used Operative Invested Capital and Return on Operative Invested Capital (ROI). The formulas for these financial figures remain untouched.

YIT | 24 |

4 Business Premises and Infrastructure
Tripla
Helsinki, Finland

Business Premises and Infrastructure
Operating environment in Q3
Investor demand for business premises in prime growth
centres was on a good level in Finland In Finland, the good
overall market sentiment supported private investments The
Finnish tender market and infrastructure market were active
especially in the capital region and growth centres Investor demand for business premises was good in the Baltic
countries and Slovakia

Tender market remained stable in the Baltic countries
Confidence indicators in Finland
-40 -30 -20 -10 0 10 20 30
2013 2014 2015 2016 2017
Manufacturing Construction
Services Retail trade
Volume of new construction in Finland (index 2010=100)
50 60 70 80 90 100 110 120 130 140
2012 2013 2014 2015 2016 2017
Commercial and office premises
Public service premises
Industrial and warehouse
Retail trade confidence in the Baltic countries and Slovakia

-15 -10 -5 0 5 10 15 20 25
2013 2014 2015 2016 2017
Estonia Latvia Lithuania Slovakia
Sources: EK Confederation of Finnish Industries, Statistics
Finland and European Commission
YIT |26| YIT

Business Premises and Infrastructure
Revenue, adjusted operating profit and ROCE in Q3
Revenue decreased by 10% y-o-y
Operating profit increased by 20% y-o-y, profitability on a
good level Capital employed increased due to investments in
the Tripla project

Revenue (EUR million)
1-9/2017: EUR 560 million
2016: EUR 797 million
-10%
149 223 203 222 179 197 184
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2016 2017
Adjusted operating profit and adjusted operating profit
margin (EUR million, %)

2016: EUR 38.1 million, 4.8% 1-9/2017: EUR 23.8 million,
4.3% 20%
6 12.7 8.2 11.2 4.7 9.3 9.8
4.0% 5.7% 4.0% 5.0% 2.6% 4.7% 5.3%
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2016 2017
Adjusted operating profit
Adjusted operating profit margin
Return on operative invested capital (EUR million, %)
197.6 183.9 182.5 217.9 248.4
16.7% 21.6% 19.5% 17.1% 15.7%
34.6 38.1 36.8 33.4 35.0
9/2016 12/2016 3/2017 6/2017 9/2017
Capital employed
Operating profit, 12 month rolling
Return on capital employed
All figures according to segment reporting (POC)
2015 figures restated due to transfer of YIT's equipment
business from Other items to Business Premises and
Infrastructure
YIT |27| YIT

Tripla project: Pasila, Helsinki in the future

EUR 1 billion hybrid project: offices, shopping and congress center, hotels, public transport terminal and apartments
Project length ~ 10 years, constructed in phases Located in
Pasila ~3.5 km away from the Central Railway Station of
Helsinki Daily people flow through Pasila railway station
~80,000 YIT as a developer, constructor and owner (partly)
YIT one of the four finalists for Helsinki High Rise
competition

Large projects proceeded according to plan in Q3
The construction of the Tripla hotel was started The
occupancy rate of Mall of Tripla increased to approximately
57% at the end of review period ahead of schedule New
tender-based projects booked in Q3 Part of EUR 39 million
life cycle school projects in Espoo Road maintenance
contracts, EUR ~100 million Water towers in Finland, EUR 12
million in total Several contracting projects in Lithuania,
EUR 24 million in total
YIT |29| YIT

4 Looking ahead and conclusions

Market outlook, expectations for 2017
Finland
Consumer demand to remain on a good level Activity of large
investors to remain on a lower level compared to previous
years, the importance of location and price level remains
significant Residential price polarisation between growth
centres and other Finland to continue Availability of
mortgages to remain good Increased supply of apartments to
prevent the market overheating Tenant interest for business
premises to pick up slightly in the growth centres. Investor activity on a good level, focus on especially prime
locations in the capital region Business premises
contracting to remain active, but the average project size
to decrease New infrastructure projects to revitalise the
market Construction costs expected to increase slightly
Construction volume growth expected to slow down Bank
regulation and increased capital requirements might have an
impact on the construction and real estate development The
increased competition for skilled labour due to high
construction activity expected to continue Russia

The low point of the economic cycle has been passed, housing demand anticipated to improve slowly and price levels to
remain stable on a low level The moderate recovery of the
economy expected to have a moderate, positive impact on the
residential market The weakening of ruble and expectations
of decrease of interest rate to influence consumer behaviour
Residential demand to focus on affordable apartments
Construction cost inflation to remain on a moderate level
CEE

Residential demand to remain on a good level Good access to
financing, low interest rates to support the residential
demand going forward as well Residential prices to increase
slightly Shortage of resources to increase construction cost inflation The price level of plots has increased, the
competition for plots to remain on a high level
YIT |31| YIT

Guidance for 2017 (segment reporting, POC) unchanged
The Group revenue is estimated to grow by 5-12%. The
adjusted operating profit1 is estimated to be in the range
of EUR 105-115 million. In addition to the market outlook,
the 2017 guidance is based on the following factors: At the
end of September, 59% of the Group order backlog was sold.
Projects already sold or signed pre-agreements are estimated to contribute over half of rest of 2017 revenue. The
increased share of consumer sales in Housing Finland and CEE is likely to have a moderate positive impact on the adjusted operating profit of the segment but the impacts of the shift to consumers will be visible in the result gradually. In
Housing Russia, the adjusted operating profit is estimated
to be positive but to remain on a low level. Capital release actions in Russia are likely to have a negative impact on
the profitability. A contract on the sale of the Kasarmikatu
21 office project in Helsinki for an international investor
was signed in August. YIT estimates that the transaction
will be completed by the end of 2017. The transaction has a
positive impact on the Group's adjusted operating profit.
1The adjusted operating profit does not include material
reorganisation costs, impairment or other items impacting
comparability West Harbour's Terminal 2

Helsinki, Finland
YIT |32| YIT

Disclaimer

This presentation has been prepared by, and the information
contained herein (unless otherwise indicated) has been
provided by YIT Corporation (the "Company"). By attending
the meeting or event where this presentation is made, or by
reading the presentation slides, you agree to be bound by
the following limitations. This presentation is being
furnished to you solely for your information on a
confidential basis and may not be reproduced, redistributed
or passed on, in whole or in part, to any other person. This presentation does not constitute or form part of and should
not be construed as, an offer to sell, or the solicitation
or invitation of any offer to buy, acquire or subscribe for, securities of the Company or any of its subsidiaries in any
jurisdiction or an inducement to enter into investment
activity. No part of this presentation, nor the fact of its
distribution, should form the basis of, or be relied on in
connection with, any contract or commitment or investments
decision whatsoever. The information contained in this
presentation has not been independently verified. No
representation, warranty or undertaking, expressed or
implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the
information or the opinions contained herein. Neither the
Company nor any of its respective affiliates, advisors or
representatives nor any other person shall have any
liability whatsoever (in negligence or otherwise) for any
loss however arising from any use of this presentation or
its contents or otherwise arising in connection with the
presentation. Each person must rely on their own examination and analysis of the Company and the transactions discussed
in this presentation, including the merits and risks
involved. This presentation includes "forward-looking
statements". These statements contain the words
"anticipate", "will", "believe", "intend", "estimate",
"expect" and words of similar meaning. All statements other
than statements of historical facts included in this
presentation, including, without limitation, those regarding the Company's financial position, business strategy, plans
and objectives of management for future operations, are
forward-looking statements. Such forward-looking statements
involve known and unknown risks, uncertainties and other
important factors that could cause the actual results,
performance or achievements of the Company to be materially
different from future results, performance or achievements
expressed or implied by such forward-looking statements.
Such forward-looking statements are based on numerous
assumptions regarding the Company's present and future
business strategies and the environment in which the Company will operate in the future. These forward-looking statements speak only as at the date of this presentation. The Company
expressly disclaims any obligation or undertaking to
disseminate any updates or revisions to any forward-looking
statements contained herein to reflect any change in the
Company's expectations with regard thereto or any change in
events, conditions or circumstances on which any such
statement is based. The Company cautions you that
forward-looking statements are not guarantees of future
performance and that its actual financial position, business strategy, plans and objectives of management for future
operations may differ materially from those made in or
suggested by the forward-looking statements contained in
this presentation. In addition, even if the Company's
financial position, business strategy, plans and objectives
of management for future operations are consistent with the
forward-looking statements contained in this presentation,
those results or developments may not be indicative of
results or developments in future periods. Neither the
Company nor any other person undertakes any obligation to
review or confirm or to release publicly any revisions to
any forward-looking statements to reflect events that occur
or circumstances that arise after the date of this
presentation.

YIT |33| YIT

Disclaimer
Important information regarding the merger of YIT and
Lemminkainen The information contained in this presentation
regarding the merger of YIT Corporation ("YIT") and
Lemminkainen Corporation ("Lemminkainen") (unless otherwise
indicated) has been provided by YIT and Lemminkainen. By
attending the meeting where this presentation is made, or by reading the presentation slides, you agree to be bound by
the following limitations. This presentation is being
furnished to you solely for your information on a
confidential basis and may not be reproduced, redistributed
or passed on, in whole or in part, to any other person. This presentation does not constitute a notice to an
extraordinary general meeting or a merger prospectus and as
such, does not constitute or form part of and should not be
construed as, an offer to sell, or the solicitation or
invitation of any offer to buy, acquire or subscribe for,
any securities or an inducement to enter into investment
activity. Any decision with respect to the proposed
statutory absorption merger of Lemminkainen into YIT (the
"Merger") should be made solely on the basis of information
to be contained in the actual notices to the extraordinary
general meeting of YIT and Lemminkainen, as applicable, and
the merger prospectus related to the Merger as well as on an independent analysis of the information contained therein.
You should consult the merger prospectus for more complete
information about YIT, Lemminkainen, their respective
subsidiaries, their respective securities and the Merger.
The distribution of this presentation may be restricted by
law and persons into whose possession any document or other
information referred to herein comes should inform
themselves about and observe any such restrictions. The
information contained herein is not for publication or
distribution, directly or indirectly, in or into Canada,
Australia, Hong Kong, South Africa or Japan. Any failure to
comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. This
presentation and any materials distributed in connection
with this presentation are not directed to, or intended for
distribution to or use by, any person or entity that is a
citizen or resident or located in any locality, state,
country or other jurisdiction where such distribution,
publication, availability or use would be contrary to law or regulation or which would require any registration or
licensing within such jurisdiction. No part of this
presentation, nor the fact of its distribution, should form
the basis of, or be relied on in connection with, any
contract or commitment or investment decision whatsoever.
The information contained in this presentation has not been
independently verified. No representation, warranty or
undertaking, expressed or implied, is made as to, and no
reliance should be placed on, the fairness, accuracy,
completeness or correctness of the information or the
opinions contained herein. Neither YIT nor Lemminkainen, nor any of their respective affiliates, advisors or
representatives or any other person, shall have any
liability whatsoever (in negligence or otherwise) for any
loss however arising from any use of this presentation or
its contents or otherwise arising in connection with the
presentation. Each person must rely on their own examination and analysis of YIT, Lemminkainen, their respective
subsidiaries, their respective securities and the Merger,
including the merits and risks involved. This presentation
includes "forward-looking statements." These statements may
not be based on historical facts, but are statements about
future expectations. When used in this presentation, the
words "aims," "anticipates," "assumes," "believes," "could,"
"estimates," "expects," "intends," "may," "plans," "should,"
"will," "would" and similar expressions as they relate to
YIT, Lemminkainen, the Merger or the combination of the
business operations of YIT and Lemminkainen identify certain of these forward-looking statements. Other forward-looking
statements can be identified in the context in which the
statements are made. Forwardlooking statements are set forth in a number of places in this presentation, including
wherever this presentation include information on the future results, plans and expectations with regard to the combined
company's business, including its strategic plans and plans
on growth and profitability, and the general economic
conditions. These forward-looking statements are based on
present plans, estimates, projections and expectations and
are not guarantees of future performance. They are based on
certain expectations, which, even though they seem to be
reasonable at present, may turn out to be incorrect. Such
forward-looking statements are based on assumptions and are
subject to various risks and uncertainties. Shareholders
should not rely on these forward-looking statements.
Numerous factors may cause the actual results of operations
or financial condition of the combined company to differ
materially from those expressed or implied in the
forward-looking statements. Neither YIT nor Lemminkainen,
nor any of their respective affiliates, advisors or
representatives or any other person undertakes any
obligation to review or confirm or to release publicly any
revisions to any forward-looking statements to reflect
events that occur or circumstances that arise after the date of this presentation. The combined financial information is
presented for illustrative purposes only. The combined
income statement information has been calculated assuming
the activities had been included in one entity from the
beginning of each period. The preliminary revenue, adjusted
operating profit and operating profit of the combined
company have been calculated as a sum of combined financial
information for the twelve months ended 31 December 2016.
The combined financial information is based on a
hypothetical situation and should not be viewed as pro forma financial information. This presentation includes estimates
relating to the synergy benefits expected to arise from the
Merger and the combination of the business operations of YIT and Lemminkainen, which have been prepared by YIT and
Lemminkainen and are based on a number of assumptions and
judgments. Such estimates present the expected future impact of the Merger and the combination of the business operations of YIT and Lemminkainen on the combined company's business,
financial condition and results of operations. The
assumptions relating to the estimated synergy are inherently uncertain and are subject to a wide variety of significant
business, economic, and competitive risks and uncertainties
that could cause the actual synergy benefits from the Merger and the combination of the business operations of YIT and
Lemminkainen, if any, to differ materially from the
estimates in this presentation. Further, there can be no
certainty that the Merger will be completed in the manner
and timeframe described in this presentation, or at all.
Notice to Lemminkainen Corporation Shareholders in the
United States The YIT Corporation shares to be issued in
connection with the merger have not been registered under
the U.S. Securities Act of 1933, as amended (the "Securities
Act") and are being issued in reliance on the exemption from registration set forth in Rule 802 under the Securities Act.
YIT Corporation and Lemminkainen Corporation are Finnish
companies and the issuance of YIT Corporation shares will be subject to procedural and disclosure requirements in Finland that may be different from those of the United States. Any
financial statements or other financial information included on this presentation may have been prepared in accordance
with non-U.S. accounting standards that may not be comparable to the financial statements of U.S. companies or companies
whose financial statements are prepared in accordance with
generally accepted accounting principles in the United
States. It may be difficult for U.S. shareholders of
Lemminkainen Corporation to enforce their rights and any
claims they may have arising under U.S. federal securities
laws in connection with the merger, since YIT Corporation
and Lemminkainen Corporation are located in non-U.S.
jurisdictions, and some or all of YIT Corporation's and
Lemminkainen Corporation's officers and directors may be
residents of countries other than the United States. As a
result, U.S. shareholders of Lemminkainen Corporation may
not be able to sue YIT Corporation or Lemminkainen
Corporation or their respective officers and directors in a
court in Finland for violations of U.S. federal securities
laws. Further, it may be difficult to compel YIT Corporation or Lemminkainen Corporation to subject themselves to the
jurisdiction or judgment of a U.S. court. Lemminkainen
Corporation's shareholders should be aware that YIT
Corporation may purchase Lemminkainen Corporation's shares
otherwise than under the merger, such as in open market or
privately negotiated purchases, at any time during the
pendency of the proposed merger.
YIT |34| YIT

TOgether we can do it.